Exhibit 10.2

NOTE: CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT AND REPLACED BY "[*]". A COMPLETE COPY OF THIS DOCUMENT INCLUDING THE CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Mr. Joseph Rogus Vice President Technical Operations NPS Pharmaceuticals 550 Hills Drive 3rd Floor Bedminster, NJ 07921 Letter Agreement	BOC Biopharmaceuticals / Operations 19 January 2009 Dr. Monika Henninger Phone ++43-1-80 105-2141 Telefax ++43-1-801 05 2440 E-Mail monika.henninger@ boehringer-ingelheim.com

Dear Mr. Rogus,

As you know, Boehringer Ingelheim RCV GmbH & Co KG ("BI RCV"), which is the universal legal successor into all rights and obligations of Boehringer Ingelheim Austria GmbH, on the one hand, and NPS Pharmaceuticals, Inc. ("NPS", and BI RCV together with NPS, the "Parties"), which has assumed all rights and obligations of NPS Allelix Corp. vis-à-vis Boehringer Ingelheim Austria GmbH and BI RCV, respectively, on the other hand, are the Parties to a certain Commercial Manufacturing Agreement of 18 October 2002 for the manufacture of product PTH[1-84] ("rhPTH") ("Commercial Manufacturing Agreement"). The Commercial Manufacturing Agreement has subsequently been amended by the Amending Agreement of 15 March 2004, which, inter alia, also governs services for and the manufacture of product ALX-0600. The Commercial Manufacturing Agreement and the Amending Agreement have subsequently been amended by Amendment Number One to Amending Agreement, effective as of 22 December 2005 ("Amendment No. 1") and further by Amendment Number Two to Amending Agreement, effective as of 28 August 2007 ("Amendment No. 2"), the Commercial Manufacturing Agreement, the Amending Agreement, Amendment No. 1 and Amendment No. 2 collectively, the "Agreement").

Dr. Boehringer-Gasse 5-11
A-1121 Vienna
Phone ++43-1-80 105-0
Telefax ++43-1-80 408 23
www.boehringer-ingelheim.at

 DVR Nr.: 0030945
Firmenbuch-Nr.: FN 312077m
des Handelsgerichtes Wien
Sitz: Wien
Rechtsform:
Kommanditgesellschaft
UID: ATU 64226215

Bank Austria Creditanstalt AG:
BLZ 12000
Konto 230-101-464/00

In this letter ("Letter Agreement"), BI RCV and NPS formally confirm in writing the agreement already reached at the meeting between authorized representatives of BI RCV and NPS on 10 September 2008 at the NPS site in New Jersey.

Raiffeisen Zentralbank Ö. AG
BLZ 31000
Konto 100661629

Komplementär:
Boehringer Ingelheim RCV GmbH
Firmenbuch-Nr.: 310535w
des Handelsgerichts Wien
Sitz: Wien
Rechtsform:
Gesellschaft mit beschränkter Haftung

1. Prices for rhPTH and ALX-0600 Drug Substance

At this meeting, BI RCV and NPS agreed on the prices for certain services including re-validation activities for rhPTH Drug Substance and the prices for GMP batches of rhPTH and ALX-0600 Drug Substance for clinical and/or commercial use as set forth in Attachments 1 and 2 to this Letter Agreement.

2. Reduction of Price for ALX-0600 Drug Substance in 2009

Pursuant to Section 3, second sentence of the Amendment No. 2, BI RCV agreed to reduce the price for PTH batches to be manufactured by BI RCV in 2009 in accordance with the Rolling Forecast by [*] Euros.

In 2008 the Parties agreed that NPS' firm order for the manufacture of [*] rhPTH Drug Substance batches in 2009 shall be changed into a firm order for the manufacture of [*] ALX-0600 Drug Substance batches in 2009. The Parties subsequently agreed by letter dated December 22, 2008 that the order for [*] batches would be reduced to [*] batches. Therefore, the Parties agree that the aforementioned price reduction shall apply to the [*] ALX-0600 Drug Substance batches firmly ordered for 2009.

Hence, BI RCV herewith agrees to amend the second sentence of Section 3 of the Amendment No. 2 as follows:

"With regard to ALX-0600 Drug Substance batches to be manufactured by BI RCV in 2009 in accordance with the Rolling Forecast, BI RCV agrees to reduce the price for such ALX-0600 Drug Substance batches by [*] Euros."

3. Term of the Agreement and Restated Supply Agreement

Pursuant to the provisions of the Agreement, the Agreement would expire on 31 December 2010. In addition to the prices agreed above, the Parties also agree that the Agreement term shall be extended until 31 December 2018.

For purposes of clarity, BI RCV and NPS have agreed that the Agreement shall be restated (and amended where necessary) ("New Supply Agreement"). The Parties shall commence drafting of such restatement without delay after signing of this Letter Agreement.

It is therefore the common understanding of the Parties that (i) with regard to the contents set forth in Attachments 1 and 2, this Letter Agreement supersedes Article 6, including Exhibits referenced therein, of the Commercial Manufacturing Agreement and the Amending Agreement only with respect to the pricing provisions therein and (ii) this Letter Agreement shall be a binding agreement until the New Supply Agreement has been entered into by the Parties.

Please confirm your acknowledgement, confirmation and acceptance of the contents of this Letter Agreement by having an original of this Letter Agreement signed by the competent authorized signatory/signatories of NPS.

Sincerely, Boehringer Ingelheim RCV GmbH & Co KG ppa.	i.V.
/s/ Frank Ternes Frank Ternes SVP, Biopharmaceuticals & Operations	/s/ Monika Henninger Monika Henninger VP, Customer Relations & Projects

NPS herewith acknowledges, confirms and agrees to the
contents of this letter:

/s/ Joseph Rogus Title:	__________________ Date

Attachment 1: PTH Re-validation Batches and Prices for GMP rhPTH Drug Substance

1. RE-VALIDATION BATCHES AND RELATED SERVICES

The following assumptions are valid for the prices given:

  The scale established at BI RCV is [*]
  There is [*] at the end of fermentation, one fermentation batch is [*]
  The price given is a batch price; BI RCV will deliver all the drug substance manufactured from these runs and since the purpose of these batches is re-validation, there is no [*] commitment from BI Austria
  Price given is including [*]

Task	Price [EUR]*
[*] GMP batches incl. raw materials / consumables	[*]
Process re-validation (incl. protocol, report) Scope to be discussed and defined by technical project team of BI RCV and NPS, and price to be agreed thereafter.	[*]
Total	[*]

* price basis 2008 subject to annual inflation adjustment

Optional (not included in prices above), to be discussed if required in technical project team:

Price Estimate [EUR]*
1 new set of resins	[*]
1 new set of membranes	[*]

The above described re-validation services are firmly ordered by NPS for 2010 in accordance with the Rolling Forecast.

2. Prices for GMP rhPTH Drug Substance (after completion of Re-Validation)

The following assumptions are valid for the price per gram rhPTH drug substance supplied to NPS for future clinical use and commercial supply.

  The scale established at BI RCV is [*] with a yield of [*] per batch;
  There is [*] at the end of fermentation, one fermentation batch is [*];
  Process throughput time is up to [*] both, in fermentation and purification

Sliding Scale		Price per gram [in EUR]*
Up to # Batches	[g]	Net1	Gross2
4	[*]	[*]	[*]
10	[*]	[*]	[*]
14	[*]	[*]	[*]
20	[*]	[*]	[*]
41	[*]	[*]	[*]

* price basis 2008 subject to annual inflation adjustment

Net price is excluding [*]; gross price is including [*];

Membranes are calculated for use in [*] batches or replacement [*] per year.

Resins are calculated for use in [*] batches or replacement [*] years. Accordingly, a faster required replacement of resins and membranes would impact the gram price for smaller bulk quantities [*].

Attachment 2: Prices for GMP ALX-0600 Drug Substance

1. SERVICES 2009 / [*] GMP BATCHES

The following assumptions are valid for the price given below:

  Price per batch is [*]
  The scale established at BI RCV [*]; [*]at the end of fermentation, one fermentation batch is [*].
  The price given is a batch price; BI RCV will deliver all the drug substance manufactured from these [*] runs and there is no [*] commitment from BI RCV since the [*] with newly employed [*].
  Price given is including [*].

Task	Price [EUR]*
[*] GMP batches incl. [*]	[*]

* price basis 2008 subject to annual inflation adjustment

2. Prices for GMP ALX-0600 Drug Substance (as of 1 January 2010)

The following assumptions are valid for the price per gram ALX-0600 drug substance supplied to NPS for future clinical supply commercial sale of a drug product incorporating drug substance.

  Process throughput time is up to [*] both, in fermentation and purification.
  There [*] at the end of fermentation, one fermentation batch is [*].
  The scale established at BI RCV is [*] with [*] ALX-0600 bulk per batch.

Sliding Scale		Price per gram [in EUR]*
Up to # Batches	[g]	Net1	Gross2
4	[*]	[*]	[*]
10	[*]	[*]	[*]
14	[*]	[*]	[*]
20	[*]	[*]	[*]
41	[*]	[*]	[*]

* price basis 2008 subject to annual inflation adjustment

Net price is excluding [*]; gross price is including [*].